Exhibit 99.1

Investor Relations contact:
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Third Quarter Fiscal 2015 Results

San Francisco, Calif., December 10, 2015 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the third fiscal quarter ended October 31, 2015.

•	Comparable sales (including online sales) decreased 3% during the third quarter of fiscal 2015
•	Net Sales of $305.4 million, a decrease of 3.6% compared to the third quarter of fiscal 2014
•	Adjusted EBITDA was $28.2 million for the third quarter of fiscal 2015 compared to $29.8 million for the third quarter of fiscal 2014, a decrease of 5.2%

“While our business in the third quarter was challenging, we are encouraged by our performance to date in the fourth quarter,” said Mark Breitbard, Chief Executive Officer. “Our quarter to date comparable retail sales are up mid-single digits, and while we continue to expect our Adjusted EBITDA to be in the range of $95 million to $105 million, we believe the lower half of the range is the more likely outcome.”

Third Quarter Results (13-weeks ended October 31, 2015 versus 13-weeks ended November 1, 2014)

•	Comparable sales (including online sales) decreased 3%;
•	Net sales were $305.4 million, a decrease of 3.6% compared to $316.8 million in the third quarter of fiscal 2014, which was primarily driven by a decrease in Gymboree brand net sales;
•	Gross profit was $122.8 million, or 40.2% of net sales, compared to $125.9 million, or 39.7% of net sales, for the third quarter of fiscal 2014;
•	Adjusted gross profit was $124.5 million, or 40.7% of net sales, compared to $127.7 million, or 40.3% of net sales, for the third quarter of fiscal 2014, an increase of 40 basis points;

•	SG&A expense was $108.6 million, or 35.5% of net sales, compared to $113.7 million, or 35.9% of net sales, in the third quarter of fiscal 2014. The $5.1 million decrease in SG&A expense was primarily driven by a decrease in expenses due to store closures and reduction in asset impairment charges for under-performing stores, partially offset by an increase in marketing expenses;
•	Adjusted SG&A expense was $105.7 million, or 34.6% of net sales, compared to $111.4 million, or 35.2% of net sales, in the third quarter of fiscal 2014;
•	Adjusted EBITDA, defined as net loss attributable to The Gymboree Corporation before interest, income taxes and depreciation and amortization, adjusted for other items as described below, was $28.2 million compared to $29.8 million for the third quarter of fiscal 2014, a decrease of $1.6 million or 5.2%;
•	Net loss attributable to The Gymboree Corporation for the quarter was $10.0 million compared to $522.1 million for the same quarter of fiscal 2014. The third fiscal quarter of 2014 included a $591.4 million non-cash goodwill and intangible asset impairment charge.

Adjusted EBITDA, Adjusted gross profit and Adjusted SG&A expense are not financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For a description of Adjusted EBITDA and a reconciliation of these measures to GAAP measures, see “Non-GAAP Financial Measures” below and Exhibit D of this press release.

Net Sales Results for the 13 weeks and 39 weeks ended October 31, 2015

For the 13 weeks and 39 weeks ended October 31, 2015, Gymboree’s consolidated net sales were $305.4 million and $855.0 million, respectively, compared to the same prior year period of $316.8 million and $853.1 million, respectively. On a constant currency basis, net sales decreased by $2.5 million and $5.0 million for the 13 weeks and 39 weeks ended October 31, 2015, respectively, compared to the same prior year period of $314.3 million and $848.1 million, respectively.  In calculating net sales on a constant currency basis, average current period foreign exchange rates are applied to both current period and prior period net sales. The Company provides net sales on a constant currency basis to help investors assess sales trends, excluding the impact of foreign currency exchange rate fluctuations.

The following table details the Company’s net retail sales for the 13 weeks and 39 weeks ended October 31, 2015 in order to help investors further assess sales trends:

	Net Retail Sales
				Total
	Gymboree	Janie and Jack	Crazy 8	Before VIE	VIE	Total
13 Weeks Ended October 31, 2015	$186,423	$33,600	$67,825	$287,848	$1,805	$289,653
13 Weeks Ended November 1, 2014	$202,558	$32,242	$68,366	$303,166	$1,099	$304,265

39 Weeks Ended October 31, 2015	$508,390	$101,251	$193,440	$803,081	$5,295	$808,376
39 Weeks Ended November 1, 2014	$531,152	$93,144	$188,591	$812,887	$3,878	$816,765

Balance Sheet Highlights

•	As of the end of the third quarter of fiscal 2015, there were $50.0 million in borrowings outstanding under the Company’s $225 million asset-backed loan facility and approximately $142.3 million of undrawn availability after being reduced by letters of credit of $32.7 million. As previously announced, on September 24, 2015, the Company amended its asset-backed loan facility to, among other things, extend the maturity date and provide for the incurrence of asset-backed term loans under the facility in an amount not to exceed $75 million, subject to a borrowing base.

•	Capital expenditures were $5.1 million during the third quarter of fiscal 2015.
•	Inventory balances at the end of the third quarter of fiscal 2015 were $265.4 million, compared to $259.3 million at the end of the third quarter of fiscal 2014. On a per square foot basis, inventory cost was up 4% over the third quarter of fiscal 2014. Inventory units were up on a low double digit percentage basis.

Fiscal 2015 Business Outlook

The Company’s fiscal 2015 outlook is based on current economic environment trends, as well as management expectations for the remainder of the year.

For the full year, the Company expects that Adjusted EBITDA will likely be in the lower half of the previously announced range of $95 million to $105 million, which includes the net impact to Adjusted EBITDA of approximately $11 million resulting from the west coast port slowdown in the first half of the year. Based on this guidance, the Company expects to have sufficient liquidity during fiscal 2015 to service its debt and invest in the business to drive long-term growth.

Stores

During fiscal 2015, the Company continues to plan to open approximately 13 stores and expects to close approximately 30 to 40 stores.

Capital Expenditures

During fiscal 2015, the Company now anticipates spending approximately $20 million to $25 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net loss attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items including, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items. The Company is likely to exclude these items from Adjusted EBITDA in the future and may also exclude other similar items, the effect of which is uncertain but may be significant in amount. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation).

The live broadcast of the discussion of third quarter fiscal 2015 financial results and fiscal 2015 business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, December 10, 2015. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page; go to "Investor & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, December 24, 2015, at 855-859-2056, passcode 70524600.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of October 31, 2015, the Company operated a total of 1,315 retail stores: 598 Gymboree® stores (549 in the United States, 48 in Canada and 1 in Puerto Rico), 175 Gymboree Outlet stores (174 in the United States and 1 in Puerto Rico), 152 Janie and Jack® shops (151 in the United States and 1 in Puerto Rico), and 390 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 720 franchised and Company-operated Gymboree Play & Music® centers in the United States and 42 other countries.

Gymboree, Janie and Jack, Crazy 8 and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

Forward-Looking Statements

The foregoing financial information for the third quarter of fiscal 2015 and fourth quarter to date is unaudited and subject to quarter-end and year-end adjustments. The fourth quarter to date comparable retail sales reflect sales through December 8, 2015 and should not be relied upon as an indicator of our results for the fourth quarter of fiscal 2015. This press release includes forward-looking statements, including statements relating to The Gymboree Corporation's anticipated future financial performance, liquidity and capital resources, especially those set forth under the heading "Fiscal 2015 Business Outlook". These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company's expectations: the disruptions in the west coast ports, ongoing volatility in the commodities markets, uncertainties relating to high levels of consumer debt and general economic conditions, volatility in the financial markets, potential data breaches of the Company’s or the Company’s vendors or suppliers computer networks, the Company's dependence on the holiday season, particularly the month of December, to sell a significant portion of its existing inventory, which may be affected by weather, spending patterns, promotional activity, terrorist activity or other security threats or perceived threats impacting store traffic and other factors, the Company's ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise (particularly given the Company’s need to build up inventory significantly in advance of potential product sales), competitive market conditions, including promotional activities of the Company’s competitors, success in meeting the Company's delivery targets, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company's ability to attract and retain key personnel and other qualified team members, the limited data available in the future upon which to base its expectations for stabilizing sales trends, and other factors, including those discussed under "Risk Factors" in "Item 1A. Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the Securities and Exchange Commission ("SEC") on May 1, 2015. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net sales:
Retail	$289,653	$304,265	$808,376	$816,765
Gymboree Play & Music	9,921	7,744	30,236	21,895
Retail Franchise	5,867	4,810	16,363	14,472
Total net sales	305,441	316,819	854,975	853,132
Cost of goods sold, including buying and occupancy expenses	(182,660)	(190,898)	(526,177)	(522,489)
Gross profit	122,781	125,921	328,798	330,643
Selling, general and administrative expenses	(108,566)	(113,679)	(316,642)	(323,109)
Goodwill and intangible asset impairment	-	(591,396)	-	(591,396)
Operating income (loss)	14,215	(579,154)	12,156	(583,862)
Interest income	38	42	80	157
Interest expense	(21,906)	(20,768)	(64,613)	(61,597)
Other expense, net	(170)	(19)	(138)	(521)
Loss before income taxes	(7,823)	(599,899)	(52,515)	(645,823)
Income tax (expense) benefit	(1,829)	77,505	(5,011)	75,573
Net loss	(9,652)	(522,394)	(57,526)	(570,250)
Net (income) loss attributable to noncontrolling interest	(376)	319	(2,089)	3,591
Net loss attributable to The Gymboree Corporation	$(10,028)	$(522,075)	$(59,615)	$(566,659)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31,	January 31,	November 1,
	2015	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$24,277	$18,520	$20,828
Accounts receivable	22,487	25,248	23,377
Merchandise inventories	265,409	198,337	259,266
Prepaid income taxes	2,577	2,599	2,715
Prepaid expenses	7,402	6,821	21,090
Deferred income taxes	7,053	6,824	9,182
Total current assets	329,205	258,349	336,458

Property and equipment, net	166,660	182,431	191,175
Goodwill	373,408	373,834	375,345
Other intangible assets, net	341,585	343,552	344,829
Deferred financing costs	22,489	25,622	27,338
Restricted cash	4,535	-	-
Other assets	4,117	4,155	8,866
Total assets	$1,241,999	$1,187,943	$1,284,011

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$132,523	$87,032	$146,066
Accrued liabilities	115,286	94,805	108,334
Line of credit borrowings	50,000	33,000	42,000
Current obligation under capital lease	591	552	539
Total current liabilities	298,400	215,389	296,939

Long-term liabilities:
Long-term debt	1,114,288	1,114,048	1,113,970
Long-term sale-leaseback financing liability	26,462	-	-
Long-term obligation under capital lease	2,402	2,850	2,993
Lease incentives and other liabilities	50,992	53,677	54,129
Unrecognized tax benefits	6,114	5,048	6,186
Deferred income taxes	129,808	129,196	131,137
Total liabilities	1,628,466	1,520,208	1,605,354

Stockholders' deficit	(386,467)	(332,265)	(321,343)
Total liabilities and stockholders' deficit	$1,241,999	$1,187,943	$1,284,011

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	39 Weeks Ended
	October 31, 2015	November 1, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,526)	$(570,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and intangible asset impairment	-	591,396
Depreciation and amortization	30,868	33,469
Amortization of deferred financing costs and accretion of original issue discount	5,948	5,345
Interest rate cap contracts - adjustment to market	2,737	1,441
Loss on disposal/impairment of assets	438	6,089
Deferred income taxes	260	(79,214)
Share-based compensation expense	2,665	3,389
Other	(907)	(106)
Change in assets and liabilities:
Accounts receivable	4,476	(1,507)
Merchandise inventories	(67,669)	(84,093)
Prepaid income taxes	8	(744)
Prepaid expenses and other assets	(377)	630
Accounts payable	45,516	44,115
Accrued liabilities	17,529	8,237
Lease incentives and other liabilities	(304)	5,304
Net cash used in operating activities	(16,338)	(36,499)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,576)	(24,372)
Increase in restricted cash	(10,863)	-
Decrease in restricted cash	6,328	-
Increase in related party loan receivable	(1,741)	-
Proceeds from sale of assets	353	-
Other	33	(45)
Net cash used in investing activities	(18,466)	(24,417)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	390,000	300,000
Payments on ABL facility	(373,000)	(258,000)
Proceeds from sale-leaseback financing liability	26,750	-
Payments on capital lease and sale-leaseback financing liability	(497)	(373)
Payments for deferred financing costs	(2,574)	-
Dividend payment to parent	(11)	(84)
Capital contribution received by noncontrolling interest	-	992
Net cash provided by financing activities	40,668	42,535
Effect of exchange rate fluctuations on cash and cash equivalents	(107)	(220)
Net increase (decrease) in cash and cash equivalents	5,757	(18,601)
CASH AND CASH EQUIVALENTS:
Beginning of period	18,520	39,429
End of period	$24,277	$20,828

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization ("EBITDA") adjusted for other items, including non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA:

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Net loss attributable to The Gymboree Corporation	$(10,028)	$(522,075)	$(59,615)	$(566,659)
Reconciling items (a):
Interest expense	21,906	20,768	64,613	61,597
Interest income	(6)	(14)	(23)	(80)
Income tax expense (benefit)	951	(78,023)	2,869	(76,633)
Depreciation and amortization (b)	9,705	10,477	29,813	32,281
Non-cash share-based compensation expense	813	1,120	2,665	3,389
Loss on disposal/impairment on assets	332	2,186	874	6,041
Loss on modification of ABL facility	201	-	201	-
Goodwill and intangible asset impairment	-	591,396	-	591,396
Acquisition-related adjustments (c)	2,563	2,771	8,564	8,678
Other (d)	1,801	1,181	4,938	1,369
Adjusted EBITDA	$28,238	$29,787	$54,899	$61,379

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following:

Amortization of intangible assets (impacts SG&A)	$384	$384	$1,151	$1,151
Amortization of below and above market leases (impacts COGS)	(198)	(237)	(546)	(724)
	$186	$147	$605	$427

(c) Includes the following:

Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$1,879	$2,058	$5,646	$6,189
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	684	713	2,918	2,489
	$2,563	$2,771	$8,564	$8,678

(d) Other is comprised of restructuring charges and non-recurring changes in reserves.

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Gross profit as reported	$122,781	$125,921	$328,798	$330,643
Acquisition-related adjustments	1,681	1,821	5,100	5,465
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$124,462	$127,742	$333,898	$336,108

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

SG&A as reported	$(108,566)	$(113,679)	$(316,642)	$(323,109)
Acquisition-related adjustments	1,068	1,097	4,069	3,640
Other adjustments	1,801	1,181	4,938	1,369
	2,869	2,278	9,007	5,009
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(105,697)	$(111,401)	$(307,635)	$(318,100)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the 13 Weeks Ended October 31, 2015
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$297,895	$9,917	$(2,371)	$305,441
Cost of goods sold, including buying and occupancy expenses	(180,276)	(3,087)	703	(182,660)
Gross profit	117,619	6,830	(1,668)	122,781
Selling, general and administrative expenses	(104,633)	(5,627)	1,694	(108,566)
Operating income	12,986	1,203	26	14,215
Other non-operating (expense) income	(22,089)	51	-	(22,038)
(Loss) income before income taxes	(9,103)	1,254	26	(7,823)
Income tax expense	(951)	(878)	-	(1,829)
Net (loss) income	(10,054)	376	26	(9,652)
Net income attributable to noncontrolling interest	-	(376)	-	(376)
Net loss attributable to The Gymboree Corporation	$(10,054)	$-	$26	$(10,028)

	For the 13 Weeks Ended November 1, 2014
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$312,258	$6,055	$(1,494)	$316,819
Cost of goods sold, including buying and occupancy expenses	(189,729)	(1,561)	392	(190,898)
Gross profit	122,529	4,494	(1,102)	125,921
Selling, general and administrative expenses	(701,854)	(4,322)	1,101	(705,075)
Operating (loss) income	(579,325)	172	(1)	(579,154)
Other non-operating (expense) income	(20,772)	27	-	(20,745)
(Loss) income before income taxes	(600,097)	199	(1)	(599,899)
Income tax benefit (expense)	78,023	(518)	-	77,505
Net loss	(522,074)	(319)	(1)	(522,394)
Net loss attributable to noncontrolling interest	-	319	-	319
Net loss attributable to The Gymboree Corporation	$(522,074)	$-	$(1)	$(522,075)

	For the 39 Weeks Ended October 31, 2015
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$832,928	$29,609	$(7,562)	$854,975
Cost of goods sold, including buying and occupancy expenses	(520,518)	(8,145)	2,486	(526,177)
Gross profit	312,410	21,464	(5,076)	328,798
Selling, general and administrative expenses	(304,330)	(17,290)	4,978	(316,642)
Operating income	8,080	4,174	(98)	12,156
Other non-operating (expense) income	(64,728)	57	-	(64,671)
(Loss) income before income taxes	(56,648)	4,231	(98)	(52,515)
Income tax expense	(2,869)	(2,142)	-	(5,011)
Net (loss) income	(59,517)	2,089	(98)	(57,526)
Net income attributable to noncontrolling interest	-	(2,089)	-	(2,089)
Net loss attributable to The Gymboree Corporation	$(59,517)	$-	$(98)	$(59,615)

	For the 39 Weeks Ended November 1, 2014
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$840,794	$17,705	$(5,367)	$853,132
Cost of goods sold, including buying and occupancy expenses	(518,426)	(4,874)	811	(522,489)
Gross profit	322,368	12,831	(4,556)	330,643
Selling, general and administrative expenses	(903,695)	(15,356)	4,546	(914,505)
Operating loss	(581,327)	(2,525)	(10)	(583,862)
Other non-operating expense	(61,955)	(6)	-	(61,961)
Loss before income taxes	(643,282)	(2,531)	(10)	(645,823)
Income tax benefit (expense)	76,633	(1,060)	-	75,573
Net loss	(566,649)	(3,591)	(10)	(570,250)
Net loss attributable to noncontrolling interest	-	3,591	-	3,591
Net loss attributable to The Gymboree Corporation	$(566,649)	$-	$(10)	$(566,659)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$309,963	$21,203	$(1,961)	$329,205
Non-current assets	908,163	4,631	-	912,794
Total assets	$1,218,126	$25,834	$(1,961)	$1,241,999

Current liabilities	$286,632	$13,451	$(1,683)	$298,400
Non-current liabilities	1,329,555	511	-	1,330,066
Total liabilities	1,616,187	13,962	(1,683)	1,628,466

Total stockholders' deficit	(398,061)	-	(278)	(398,339)
Noncontrolling interest	-	11,872	-	11,872
Total liabilities and stockholders' deficit	$1,218,126	$25,834	$(1,961)	$1,241,999

	January 31, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$243,682	$16,222	$(1,555)	$258,349
Non-current assets	924,367	5,227	-	929,594
Total assets	$1,168,049	$21,449	$(1,555)	$1,187,943

Current liabilities	$205,674	$11,088	$(1,373)	$215,389
Non-current liabilities	1,304,384	435	-	1,304,819
Total liabilities	1,510,058	11,523	(1,373)	1,520,208

Total stockholders' deficit	(342,009)	-	(182)	(342,191)
Noncontrolling interest	-	9,926	-	9,926
Total liabilities and stockholders' deficit	$1,168,049	$21,449	$(1,555)	$1,187,943

	November 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$321,144	$16,636	$(1,322)	$336,458
Non-current assets	942,208	5,345	-	947,553
Total assets	$1,263,352	$21,981	$(1,322)	$1,284,011

Current liabilities	$289,155	$8,959	$(1,175)	$296,939
Non-current liabilities	1,307,985	430	-	1,308,415
Total liabilities	1,597,140	9,389	(1,175)	1,605,354

Total stockholders' deficit	(333,788)	-	(147)	(333,935)
Noncontrolling interest	-	12,592	-	12,592
Total liabilities and stockholders' deficit	$1,263,352	$21,981	$(1,322)	$1,284,011

*  The Variable Interest Entities ("VIEs") include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd.  While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.